UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2025

NIXXY, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-53641 (Commission File Number)	90-1505893 (IRS Employer Identification No.)

1178 Broadway, 3rd Floor

New York, NY 10001

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 877-708-8868

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Stock	NIXX	NASDAQ Capital Market
Common Stock Purchase Warrants	NIXXW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01 Regulation FD Disclosure.

On June 4, 2025, Nixxy, Inc. (the “Company”) issued a press release announcing the Offering (as defined below) and other items related to its business. A copy of the press release is attached as Exhibit 99.1 hereto and is hereby incorporated by reference herein.

Item 8.01 Other Events.

On June 4, 2025, the Company today announced the pricing of a registered direct offering for the sale and issuance of up to 846,667 shares of the Company's common stock, par value $0.0001 per share (the “Shares”) at a price per share of $1.50 (the “Offering”). There were no placement agent fees or offering expenses payable by the Company in connection with the Offering.

The Shares were offered pursuant to a "shelf" registration statement on Form S-3 (File No. 333-267470) initially filed with the Securities and Exchange Commission (the "SEC") on September 16, 2022, and declared effective by the SEC on September 30, 2022, including a prospectus supplement related to the offering, filed on May 29, 2025.

A copy of the opinion relating to the validity of the Shares is filed herewith as Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
5.1	Opinion of Pearl Cohen Zedek Latzer Baratz LLP
23.1	Consent of Pearl Cohen Zedek Latzer Baratz LLP (included in Exhibit 5.1)
99.1	Press release, issued on June 4, 2025
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2025	Nixxy, Inc. By: /s/ Mike Schmidt Mike Schmidt Chief Executive Officer

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